EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 30, 2002 relating to the financial statements of RTG Ventures, Inc., which appears in RTG Ventures, Inc.'s Registration Statement on Form SB-2/A-6 filed with the Securities and Exchange Commission on November 19, 2002.

/s/ James E. Scheifley & Associates, P.C.
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James E. Scheifley & Associates, P.C.
Dillon, Colorado
July 28, 2003